EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 12, 2000, except for the contents of Note 45 which is as of August 18, 2000, relating to the financial statements and financial statement schedules of Hyder plc which appear in Southern Energy, Inc.'s Registration Statement on Form S-1 (333-35390), which is incorporated by reference in this Registration Statement.


/s/ PricewaterhouseCoopers
                          -

PricewaterhouseCoopers
Cardiff, United Kingdom
October 24, 2000